Exhibit 8.2

101 South Queen Street Martinsburg, West Virginia 25401 7000 Hampton Center Morgantown, West Virginia 26505		Southpointe Town Center 1800 Main Street, Suite 200 Canonsburg, Pennsylvania 15317 1217 Chapline Street Wheeling, West Virginia 26003
501 Avery Street Parkersburg, West Virginia 26101	600 Quarrier Street Charleston, West Virginia 25301	480 West Jubal Early Drive, Suite 130 Winchester, Virginia 22601
Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com

December 13, 2017
Telephone — (304) 347-1100 Facsimile — (304) 343-3058		E-Mail Address: www.bowlesrice.com

Board of Directors

First Sentry Bancshares, Inc.

823 Eighth Street

Huntington, West Virginia 25701

Ladies and Gentlemen:

We have acted as counsel to First Sentry Bancshares, Inc., a West Virginia corporation (“First Sentry”), in connection with the proposed merger (the “Merger”) of First Sentry with and into Wesbanco, Inc., a West Virginia corporation (“WesBanco”), and the proposed merger (the “Bank Merger,” and together with the Merger, the “Mergers”) of First Sentry Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of First Sentry (“First Sentry Bank”), with and into Wesbanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco (“WesBanco Bank”), all pursuant to the Agreement and Plan of Merger executed by WesBanco, WesBanco Bank, First Sentry, and First Sentry Bank, dated as of November 13, 2017 (the “Agreement and Plan of Merger”).

At your request, and in connection with the filing by WesBanco of a Registration Statement on Form S-4, including the proxy statement/prospectus contained therein, with the Securities and Exchange Commission (the “Commission”), we are rendering our opinions concerning material United States federal income tax matters.

All capitalized terms used herein and not otherwise defined herein shall have the same meanings given to them in the Agreement and Plan of Merger.

REPRESENTATIONS

With your permission, we have relied upon statements and representations set forth in the Agreement and Plan of Merger, in the Registration Statement on Form S-4, and any exhibits attached thereto, initially filed on December 13, 2017, as amended or supplemented through the date hereof (the “Registration Statement”), and in letters of each of First Sentry and WesBanco addressed to this firm and K&L Gates LLP, counsel to WesBanco, dated December 13, 2017, concerning the Merger (collectively, the “Tax Certificates”). The relevant facts concerning the Merger are set forth in the Agreement and Plan of Merger and the Registration Statement. The facts and the description of the Merger set forth in the Agreement and Plan of Merger and the Registration Statement are incorporated herein by this reference.

Board of Directors

First Sentry Bancshares, Inc.

December 13, 2017

ASSUMPTIONS

In rendering the opinions set forth below, we have assumed, with your permission, that (i) the Merger will be consummated in accordance with the Agreement and Plan of Merger and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Agreement and Plan of Merger and the Registration Statement are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time (other than the information provided in the Registration Statement under the caption “Proposal No. 1 – Approval of the Merger Agreement – Material U.S. Federal Income Tax Consequences of the Merger”), (iii) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement and Plan of Merger, (iv) none of the documents that have been executed will be amended, and any documents that have been presented to us but that will be executed at a later date, will be executed without any material changes, (v) the statements and representations of fact (which statements and representations of fact we have neither investigated nor verified) contained in the Tax Certificates are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time, and (vi) any statements and representations made in the Tax Certificates “to the knowledge of,” or similarly qualified, are and will be true, complete and correct without such qualification. If any of the above-described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner in which it is described in the Agreement and Plan of Merger or the Registration Statement, our opinions as expressed below may be adversely affected.

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement and Plan of Merger and (iii) such corporate records, agreements, documents and other instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

OPINION

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth in the section of the Registration Statement entitled “Proposal No. 1 – Approval of the Merger Agreement – Material U.S. Federal Income Tax Consequences of the Merger”, (i) we are of the opinion that each of the Mergers will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii)

Board of Directors

First Sentry Bancshares, Inc.

December 13, 2017

the discussion in the Registration Statement under the heading “Proposal No. 1 – Approval of the Merger Agreement – Material U.S. Federal Income Tax Consequences of the Merger” constitutes our opinion as to the material United States federal income tax consequences of the Merger.

We express no opinion on any issue relating to the tax consequences of the transaction contemplated by the Registration Statement other than the opinions set forth above. It should be noted that the opinions expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. Moreover, the above-stated opinions are based upon the facts as we understand them and upon the representations provided to us. If the facts turn out to be different in any material respect from the facts or representations stated herein, or if the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, the opinions expressed in this letter may become inapplicable. We assume no responsibility to inform the addressee hereof of any such change or difference that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in respect to the shares of WesBanco common stock to be issued in connection with the Merger, and to the reference to this opinion under the caption “Proposal No. 1 – Approval of the Merger Agreement – Material U.S. Federal Income Tax Consequences of the Merger” and elsewhere in the proxy statement/prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Bowles Rice LLP